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                                                                 Exhibit (j)(1)




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the references to our firm in this Post-Effective Amendment to the Registration Statement on Form N-1A of Williams Capital Management Trust and to the incorporation by reference of our report dated December 6, 2005 relating to the financial statements and financial highlights of Williams Capital Liquid Asset Trust Fund, a series of Williams Capital Management Trust. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders which is also incorporated by reference into the Registration Statement.


                                                  /s/ TAIT, WELLER & BAKER LLP

                                                  TAIT, WELLER & BAKER LLP


PHILADELPHIA, PENNSYLVANIA
FEBRUARY 22, 2006